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Exhibit 10.112

NOMINATION AGREEMENT

        THIS NOMINATION AGREEMENT (this "Agreement") is made as of September 21, 2007, by and between Advanced Cell Technology, Inc., a Delaware corporation (the "Company") and Anthem Ventures Fund, LP ("Anthem").

RECITALS

        A.    Anthem is currently a substantial shareholder of the Company and also owns warrants to purchase shares of common stock of the Company.

        B.    In connection with the Company's 2005 Series A Preferred Stock financing, the Company agreed in August 2005 to the nomination and appointment of a designee of Anthem to the Company's board of directors (the "Board") ("Prior Nominating Agreement").

        C.    Anthem and the Company desire to amend the Prior Nominating Agreement as set forth herein.

AGREEMENT

        In consideration of the mutual premises and covenants set forth herein, the Company and Anthem hereby agree as follows:

        1.     Agreement to Nominate and Appoint.

          (a)   During the term of this Agreement, the Company shall appoint a designee of Anthem (the "Anthem Director") as a member of the Board to hold such position until his/her death, resignation or removal. Anthem shall have the right, in its sole discretion, to designate the Anthem Director. During the term of this Agreement, the Company shall use its best efforts to cause (i) the Anthem Director to remain a director, (ii) the Anthem Director to be nominated and elected to the Board in any election of directors, and (iii) if the Anthem Director ceases for any reason to be a member of the Board during his term as a director, then the Company shall use its best efforts, subject to applicable laws and regulations, to cause such vacancy to be filled by a replacement, reasonably acceptable to the Company, designated by Anthem.

          (b)   In the event Anthem designates an Anthem Director that is not an "independent director," (within the meaning of independent as set forth in the Marketplace Rules of The NASDAQ Stock Market), the Company shall have 120 days in order to nominate and appoint an independent director such that the Board remains comprised of a majority of independent directors.

        2.     Term and Termination.    This Agreement shall terminate upon the earlier to occur of:

          (a)   December 31, 2009; or

          (b)   the sale of all or substantially all of the assets of the Company or the consolidation or merger of the Company with or into any other business entity pursuant to which shareholders of the Company prior to such consolidation or merger hold less than 50% of the voting equity of the surviving or resulting entity; or

          (c)   the liquidation, dissolution or winding up of the business operations of the Company; or

          (d)   the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company.

        3.     Amendments and Waivers.    Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Anthem.

        4.     Successors and Assigns.    The provisions of this Agreement shall be binding upon the successors in interest, heirs and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        5.     Governing Law; Venue.    This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.

        6.     Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        7.     Entire Agreement.    This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

        [Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Nomination Agreement as of the date first above written.

COMPANY:
ADVANCED CELL TECHNOLOGY, INC.
By:	/s/ WILLIAM M. CALDWELL, IV
Name: William M. Caldwell, IV Title: Chairman and CEO
ANTHEM VENTURES FUND, L.P., a Delaware limited partnership
By:	Anthem Venture Investors, LLC, a Delaware limited liability company
Title:	General Partner
By:	/s/ WILLIAM R. WOODWARD William R. Woodward, Managing Member and CEO

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NOMINATION AGREEMENT
RECITALS
AGREEMENT